Exhibit 10.23

AMENDMENT NO. 2 TO

MYSPACE, INC.

2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 2 TO THE MYSPACE, INC. 2005 EQUITY INCENTIVE PLAN (this “Second Amendment”), dated as of June 14, 2005, is made and adopted by MySpace, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the MySpace, Inc. 2005 Equity Incentive Plan, as amended to date (the “Plan”);

WHEREAS, the Company desires to amend the Plan to reduce the number of Shares of Common Stock of the Company subject thereto; and

WHEREAS, pursuant to Section 15 of the Plan, the Plan may be amended by the Board from time to time.

NOW, THEREFORE, BE IT RESOLVED, as follows:

1. Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

“3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, par value $0.001 per share. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is One million four hundred thirty-eight thousand six hundred forty (1,438,640) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.”

2. This Second Amendment shall be effective as of the date hereof.

3. This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Except as set forth herein, the Plan shall remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused the foregoing Second Amendment to be approved by its officers duly authorized as of the date first written above.

MYSPACE, INC. a Delaware corporation

By:	/s/ CHRISTOPHER DEWOLFE
Christopher DeWolfe
President

I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of MySpace, Inc. on June 14, 2005.

Executed on this 14th day of June, 2005.

By:	/s/ CHRISTOPHER DEWOLFE
Christopher DeWolfe
President

* * * * * * * * *

I hereby certify that the foregoing Second Amendment was duly adopted by the stockholders of MySpace, Inc. on June 14, 2005.

Executed on this 14th day of June, 2005.

By:	/s/ JOSH BERMAN
Josh Berman
Secretary